UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE DEF 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

PROPHASE LABS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials:

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

June 20, 2025

Dear Stockholder:

The ProPhase Labs, Inc. Annual Meeting of Stockholders (the “Annual Meeting”) will be held on Friday, July 18, 2025, at 4:00 p.m. Eastern Time, at 273 Merrick Road, Lynbrook, NY 11563. The meeting will start promptly at 4:00 p.m., Eastern Time.

Stockholders are invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting in person, your vote is important. Please vote your shares by proxy in advance of the Annual Meeting as instructed in the enclosed proxy card if you are a record holder or, for shares held in street name, the voting instruction form provided by your bank, broker or nominee. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a bank, broker or similar institution and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

Details of the business to be conducted at the Annual Meeting are included in the attached Notice of Annual Meeting and Proxy Statement.

Very truly yours,

/s/ Ted Karkus
Ted Karkus
Chairman of the Board of Directors
and Chief Executive Officer

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ProPhase Labs, Inc.

626 RXR Plaza, 6th Floor

Uniondale, New York 11556

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held Friday, July 18, 2025

TO THE STOCKHOLDERS OF PROPHASE LABS, INC.:

NOTICE IS HEREBY GIVEN that the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of ProPhase Labs, Inc. (the “Company”), a Delaware corporation, will be held 273 Merrick Road, Lynbrook, NY 11563, on Friday, July 18, 2025, at 4:00 p.m., Eastern Time, for the following purposes:

(1)	To elect as directors the four nominees named in the proxy statement to serve as our board of directors for the ensuing year until the 2026 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified (Proposal 1);

(2)	To ratify the appointment of Fruci & Associates II, PLLC as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal 2);

(3)	To hold an advisory vote to approve executive compensation (the “Say-on-Pay Vote”) (Proposal 3);

(4)	To hold an advisory vote on the frequency of future Say-on-Pay Votes (the “Say-on-Frequency Vote”) (Proposal 4); and

(5)	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

These items of business are more fully described in the proxy statement accompanying this Notice.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE DIRECTOR NOMINEES AND IN FAVOR OF PROPOSALS 2 AND 3, AND FOR THE OPTION TO HOLD FUTURE SAY-ON-PAY VOTES ONCE EVERY THREE YEARS.

The record date for the Annual Meeting is Friday, June 20, 2025. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment or postponement thereof.

By Order of the Board of Directors

/s/ Ted Karkus
Ted Karkus
Chairman of the Board of Directors
and Chief Executive Officer

Uniondale, New York

June 20, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS’ MEETING TO BE HELD ON JULY 18, 2025

The Notice of Annual Meeting of Stockholders, Proxy Statement and 2024 Annual Report to stockholders are available at:

www.proxyvote.com

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ProPhase Labs, Inc.

626 RXR Plaza, 6th Floor

Uniondale, New York 11556

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

to be held July 18, 2025

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ProPhase Labs, Inc.

626 RXR Plaza, 6th Floor

Uniondale, New York 11556

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND THE ANNUAL MEETING

Q:	Why am I receiving these materials?

A:	The Board of Directors (the “Board”) of ProPhase Labs, Inc. (the “Company,” “we,” “our,” or “us,” as the context requires) is providing this proxy statement (this “Proxy Statement”) to solicit your proxy in connection with the Company’s 2025 Annual Meeting of Stockholders (the “Annual Meeting”), which will be held at 273 Merrick Road, Lynbrook, NY 11563, on Friday, July 18, 2025, at 4:00 p.m., Eastern Time. The Board is requesting your vote on the proposals described in this Proxy Statement. This Proxy Statement and the Notice of Annual Meeting, along with the accompanying proxy card, or voting instruction form, as applicable, and the 2024 Annual Report are being mailed to stockholders on or about June 23, 2025.

Q:	Who is soliciting the proxies?

A:	We are soliciting proxies in the form enclosed on behalf of the Board. Our Board has selected Ted Karkus and Lance Bisesar (the “Named Proxies”) to vote all shares for which the Company has been appointed to act as proxy at the Annual Meeting. The Named Proxies will vote any properly executed proxy, if received in time and not revoked, at the Annual Meeting in accordance with your directions. The Named Proxies will vote any signed proxy that fails to specify a choice on any proposal to be acted upon at the Annual Meeting in accordance with the Board’s voting recommendations (as described below in “What are the Board’s voting recommendations?”), and, in the Named Proxies’ discretion, FOR or AGAINST such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Q:	What information is contained in these materials?

A:	This Proxy Statement contains information related to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of the Company’s executive officers and directors, and other required information. We have also enclosed for your review the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2024 (the “2024 Annual Report”), which contains financial and other information about our business during our last fiscal year.

Q:	What proposals will be voted on at the Annual Meeting?

A:	There are four matters on which a vote is scheduled at the Annual Meeting:

●	The election of the four director nominees named in this Proxy Statement to the Board (Proposal 1);

●	The ratification of the appointment of Fruci & Associates II, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal 2).

●	The advisory vote to approve executive compensation (the “Say-on-Pay Vote”) (Proposal 3); and

●	The advisory vote on the frequency of future Say-on-Pay Votes (the “Say-on-Frequency Vote”) (Proposal 4).

We will also consider and vote upon any other business properly brought before the Annual Meeting, or any adjournment or postponement thereof. However, our Secretary has not received timely and proper notice from any stockholder of any other matter to be presented at the meeting.

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Q:	What are the Board’s voting recommendations?

A:	The Board recommends that you vote your shares:

●	FOR the election of each of the four director nominees named in this Proxy Statement to the Board (Proposal 1);

●	FOR the ratification of the appointment of Fruci & Associates II, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal 2).

●	FOR the advisory vote to approve executive compensation (the “Say-on-Pay Vote”) (Proposal 3); and

●	FOR the advisory vote to on the frequency of future Say-on-Pay Votes (the “Say-on-Frequency Vote”) (Proposal 4).

Q:	What shares may I vote?

A:	You may vote all shares of the Company’s common stock, par value $0.0005 per share, that you own as of the close of business on June 20, 2025 (the “Record Date”). These shares include:

1.	those held directly in your name as the stockholder of record; and
2.	those held for you as the beneficial owner through a bank, broker, or similar institution at the close of business on the Record Date.

Each share of common stock is entitled to one vote. On the Record Date, there were 41,541,205 shares of common stock issued and outstanding and entitled to vote. There are no other class of voting securities of the Company outstanding as of the date of this Proxy Statement.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:

Most Company stockholders hold their shares through a bank, broker or similar institution rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with the Company’s transfer agent, Equiniti Trust Company LLC, you are considered, with respect to those shares, the stockholder of record and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to vote your shares in person at the Annual Meeting or to grant a proxy to vote your shares to the Company or any other person who will appear in person at the Annual Meeting, and any adjournment or postponement thereof, and vote your shares on your behalf.

Beneficial Owner

If you hold shares in a stock brokerage account or through a bank or similar institution, you are considered the beneficial owner of shares held in street name, and your bank, broker or nominee is forwarding these proxy materials to you. Your bank, broker, or nominee is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker, or other nominee on how to vote your shares, but because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. Your bank, broker, or nominee has enclosed a voting instruction form for you to use.

Q:	May I attend the Annual Meeting in person?

A.

If you are a stockholder of record, you are invited to attend the Annual Meeting and vote your shares in person at the Annual Meeting.

If you are a beneficial owner, you may not vote your shares in person at the Annual Meeting unless you obtain a signed proxy from your bank, broker or other nominee giving you the right to vote the shares in person at the Annual Meeting.

All stockholders attending the Annual Meeting will be asked to present a form of photo identification, such as a driver’s license, in order to be admitted to the meeting. By attending the Annual Meeting, stockholders agree to abide by the agenda and procedures for the Annual Meeting, copies of which will be distributed to attendees at the meeting.

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Q:	How can I vote my shares in person at the Annual Meeting?

A:

If you are a stockholder of record, you may vote shares you hold directly in your name at the Annual Meeting. If you choose to attend the Annual Meeting, please bring the enclosed proxy card. Voting in person at the Annual Meeting will revoke any proxy you submitted earlier.

If you are the beneficial owner of shares held in street name and your bank, broker, or nominee is forwarding these proxy materials to you, you may vote the shares in person at the Annual Meeting only if you have obtained a signed proxy from your bank, broker, or nominee (i.e., the record holder) giving you the right to vote the shares.

Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. Submitting your proxy now will not prevent you from voting your shares in person at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

Q:	How can I vote my shares without attending the Annual Meeting?

A:

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the Annual Meeting. If you hold your shares directly, you may vote by granting a proxy. If you hold your shares in street name, you may submit voting instructions to your bank, broker, or other nominee. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction form provided by your bank, broker or nominee.

By Mail— If you hold your shares directly in your name as the stockholder of record, you may vote by mail by following the instructions provided on your proxy card and mailing the proxy card in the enclosed, postage prepaid and addressed envelope. If you hold your shares in street name, you may vote by mail by following the voting instruction form provided by your bank, broker or nominee and mailing the proxy card in the enclosed, postage prepaid and addressed envelope. If you provide specific voting instructions on your proxy card or voting instruction form, your shares will be voted as you instruct at the Annual Meeting. If you sign but do not provide instructions, your shares will be voted as described below in “How are votes counted?”

On the Internet— If you hold your shares directly in your name as the stockholder of record you may vote online at www.proxyvote.com by following the online instructions (have your proxy card available when you access the website). If you hold your shares in street name and the firm that holds your shares offers online voting, your broker voting instruction form will contain instructions on how to vote online. If you vote online, you do not need to mail in your proxy card.

By Telephone— If you hold your shares directly in your name as the stockholder of record you may vote by telephone by following the instructions on your proxy card (have your proxy card available when you call). If you hold your shares in street name and the firm that holds your shares offers voting by telephone, your broker voting instruction form will contain instructions on how to vote by telephone. If you vote by telephone, you do not need to mail in your proxy card.

Q:	May I change or revoke my vote?

A:

Yes, you may change or revoke your proxy instructions at any time prior to the vote at the Annual Meeting.

If you hold your shares directly and returned your proxy by mail, you must (a) provide written notice of revocation to the Secretary of the Company, (b) timely deliver a valid, later-dated proxy, or (c) vote in person at the Annual Meeting. Your attendance at the Annual Meeting will not by itself revoke your previously granted proxy unless you give written notice of revocation to the Secretary of the Company before the Annual Meeting or you vote at the Annual Meeting. Any proxy submitted by a stockholder of record may be revoked at any time prior to its exercise at the Annual Meeting.

For shares you own beneficially, you may change your vote by submitting new voting instructions to your bank, broker or nominee. If you voted on the Internet or by telephone, you may change your vote by following the instructions for voting by either method until the cut-off time stated in the proxy instructions.

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Q:	How are votes counted?

A:

For Proposal 1 (the election of directors), you may vote “FOR ALL NOMINEES,” “WITHHOLD AUTHORITY FOR ALL NOMINEES,” or “FOR ALL EXCEPT” one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors (Proposal 1) and will not affect the results of that vote.

For Proposal 2 (the ratification of our independent registered public accounting firm for the fiscal year ending December 31, 2024), you may vote “FOR”, “AGAINST” or “ABSTAIN.” For abstentions, see “What happens if I abstain from voting?” below.

For Proposal 3 (the Say-on-Pay Vote), you may vote “FOR”, “AGAINST” or “ABSTAIN.” For abstentions, see “What happens if I abstain from voting?” below.

For Proposal 4 (the Say-on-Frequency Vote), you may vote to have future Say-on-Pay Votes held every year, every two years or every three years (the current frequency) or you may abstain from this vote.

If you specify a voting choice, the shares will be voted in accordance with that choice. If you vote your shares, but do not indicate your voting preferences, the Named Proxies will vote your shares in accordance with the recommendations of the Board.

If you are a beneficial owner and you have not provided voting instructions to your bank, broker or nominee, your bank, broker or nominee may exercise discretion to vote your shares only with respect to the ratification of our independent registered public accounting firm (Proposal 2). Your bank, broker or nominee does not have discretionary authority to vote your shares in the election of directors (Proposal 1), resulting in “broker-non-votes” with respect to these proposals. See “What is a broker non-vote?” for more information.

Q:	What is the quorum requirement for the Annual Meeting?

A:	The quorum requirement for holding the Annual Meeting and transacting business is a majority of the outstanding shares of common stock entitled to vote. The shares may be present in person or represented by proxy at the Annual Meeting. Abstentions and “broker non-votes” (described below) will be counted as present and entitled to vote for purposes of determining a quorum at the Annual Meeting.

Q:	What is the voting requirement to approve each of the proposals?

A:

In the election of directors (Proposal 1), the four nominees for director who receive the highest number of votes “FOR” their election will be elected as directors. This is called a plurality vote.

The ratification of our independent registered public accounting firm (Proposal 2) will require the affirmative vote of a majority of the votes cast on such proposal by the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.

Approval of the compensation of our named executive officers on an advisory basis (Proposal 3) (the Say on Pay Vote) will require the affirmative vote of a majority of the votes cast on such proposal by the Shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.

The Say-on-Frequency Vote (Proposal 4) option receiving the greatest number of votes will be the frequency approved by our stockholders.

In each case, a quorum must be present at the Annual Meeting for a valid vote.

Q:	What happens if I abstain from voting?

A:	If an executed proxy card or voting instruction form is returned and the stockholder has explicitly abstained from voting on any proposal, the shares represented by the proxy will be considered present at the Annual Meeting for the purpose of determining a quorum. Abstentions will not be counted as votes cast and therefore they will have no effect on the outcome of any proposal.

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Q:	What is a “broker non-vote”?

A:	A “broker non-vote” occurs when a broker submits a proxy that does not indicate a vote for one or more of the proposals because the broker has not received instructions from the beneficial owner on how to vote on such proposal and does not have discretionary authority to vote in the absence of instructions. Brokers have discretionary authority to vote on matters that are deemed “routine,” such as the ratification of our independent registered public accounting firm (Proposal 2). Brokers do not have discretionary authority to vote on matters that are deemed “non-routine,” such as the election of directors (Proposal 1), the Say-on-Pay Vote (Proposal 3), or the Say-on-Frequency Vote (Proposal 4). Broker non-votes will be counted for the purposes of determining whether a quorum exists at the Annual Meeting, but because they are not votes that are cast, they will have no effect on the outcome of Proposal 1, Proposal 3 or Proposal 4.

Q:	Will I have dissenters’ rights?

A:	No dissenters’ rights are available under the General Corporation Law of the State of Delaware, our certificate of incorporation, or our bylaws to any stockholder with respect to any of the proposals.

Q:	What does it mean if I receive more than one proxy card or voting instruction form?

A:	It means your shares are registered differently or are held in more than one account. Please provide voting instructions for all proxy cards and voting instruction forms you receive.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We will announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K following the Annual Meeting.

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PROPOSAL 1 - ELECTION OF BOARD OF DIRECTORS

The directors of the Company are elected annually and hold office for the ensuing year until the 2026 Annual Meeting of Stockholders and until their successors have been duly elected and qualified. Our Board has nominated Ted Karkus, Louis Gleckel, MD, Warren Hirsch, and Carolina Abenante, Esq. for election to our Board at the Annual Meeting.

The directors are elected by a plurality of the votes cast by stockholders. The Company’s Bylaws state that the number of directors constituting the entire Board will be determined by resolution of the Board. The number of directors currently fixed by the Board is four.

No proxy may be voted for more people than the number of nominees listed below. Shares represented by all proxies received by the Board and not marked to vote against or to withhold authority to vote for any individual director will be voted “FOR” the election of each of the nominees named below (unless one or more nominees becomes unable or unwilling to serve). All of the nominees have indicated their willingness to serve if elected, but if any should become unable or unwilling to stand for election, proxies may be voted for a substitute nominee designated by the Board. No nominations for directors were received from stockholders and no other candidates are eligible for election as directors at the Annual Meeting.

Required Vote

Directors are elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE FOUR DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT. PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” EACH NOMINEE UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

DIRECTORS AND DIRECTOR NOMINEES

The following table and the paragraphs following the table set forth information regarding the current ages, positions, and business experience of the directors of the Company as of the date of this Proxy Statement and the four nominees for election to the Board.

Name	Position	Age	Initial Year in Office
Ted Karkus(1)	Chairman of the Board and Chief Executive Officer	65	2009
Louis Gleckel, MD(1)	Director	69	2009
Warren Hirsch(1)	Director	67	2019
Carolina Abenante, Esq.(1)	Director	55	2025

(1) Director nominee

TED KARKUS has been the Chairman of the Board and the Chief Executive Officer of the Company since June 2009. Mr. Karkus was instrumental in assisting the turnaround of ID Biomedical, an influenza vaccine manufacturer, which in 2005 was sold to GlaxoSmithKline plc for over $1.4 billion. Mr. Karkus has twenty-five years of experience in securities and capital markets including two years with Fahnestock & Co. Inc., a full-service brokerage firm, where he was Senior Vice President, Director of Institutional Equities, and four years at S.G. Warburg, an investment bank, where he was an institutional equity salesman and developed a large network of institutional investors. Mr. Karkus graduated with an MBA from Columbia University Graduate School of Business in 1984 where he received Beta Gamma Sigma honors. He graduated Magna Cum Laude from Tufts University in 1981.

Mr. Karkus brings extensive financial structuring as well as operational and marketing strategy experience to our Board, including successful restructuring and turn-around scenarios in the pharmaceutical industry. Among his accomplishments, in 2010/2011 he led the restructuring and streamlining of our operations, which resulted in improved sales and margins of our Cold-EEZE brand, and in 2017 succeeded in selling the Cold-EEZE brand for $50 million to Mylan, a multibillion-dollar pharmaceutical company. These skills, as well as Mr. Karkus’ experience as our Chairman and Chief Executive Officer, along with his deep knowledge of and genuine interest in our Company, management skills and business savvy, and his performance as a Board member of the Company, led the Board to conclude that he should be nominated to serve another term as a director.

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LOUIS GLECKEL, MD, has been a member of our Board since June 2009 and currently serves as a member of the Audit Committee, Compensation Committee, and as chairman of the Nominating and Corporate Governance Committee. In 1997, Dr. Gleckel co-founded ProHealth Care Associates, a comprehensive state of the art multi-specialty physician group practice with offices in Long Island and Bronx, New York. At ProHealth, he is the Division Chief of Cardiology and Internal Medicine specializing in Preventative Cardiology, Metabolic Syndrome and Internal Medicine with particular emphasis on high-risk patients with complications from diabetes and heart disease. He was named to New York Magazine’s Best Doctors list for three years, New York Metro Area Best Doctors list for 14 years and the 2008 Nassau County Best Doctors list. For over ten years Dr. Gleckel has been a team physician for the New York Jets and New York Islanders as well as for the tennis players at the US Open. Dr. Gleckel also served as Chairman of the Board of Invicta Corporation, a development stage company that designed, manufactured and marketed photochromic eyeglass lenses, for approximately four years until his resignation in February 2005.

Dr. Gleckel brings to the Board extensive knowledge of the medical, pharmaceutical and related industries as a distinguished doctor, as well as experience in successful business development and board service. This experience, as well as his independence and his performance as a Board member, member of our Compensation Committee, and chairman of our Nominating and Corporate Governance Committee, led the Board to conclude that he should be nominated to serve another term as a director. Dr. Gleckel has also been determined by the Board to be independent under the applicable rules of the Nasdaq and the Securities and Exchange Commission.

WARREN HIRSCH has been a member of our Board since 2019 and currently serves as a member of the Compensation Committee, Nominating and Corporate Governance Committee, and as chairman of the Audit Committee. Mr. Hirsch has over 35 years of experience as a Certified Public Accountant. Mr. Hirsch owns and operates Hirsch and Hirsch CPA PLLC, which offers a full range of accounting, tax and small business consulting services. From 2000 to May 2019, Mr. Hirsch served as a registered representative of Royal Alliance, a national financial advisory firm. Mr. Hirsch graduated with a bachelor’s degree in accounting from Hofstra University in 1980.

Mr. Hirsch has extensive knowledge and background related to accounting and financial reporting rules and regulations as well as the evaluation of financial results, internal controls and business processes. Based on these qualifications, our Board has determined that Mr. Hirsch should be nominated to serve another term as a director. Mr. Hirsch has also been determined by the Board to be independent under the applicable rules of the Nasdaq and the Securities and Exchange Commission.

CAROLINA ABENANTE, ESQ. was appointed to our Board as of June 20, 2025 to fill a vacancy and currently serves as a member of our Nominating and Corporate Governance Committee and Chair of the Compensation Committee. In 2012, Ms. Abenante founded NYIAX, Inc., a financial and advertising technology company. At NYIAX, Inc. she serves as Vice Chairperson since 2016 and prior to the time she served as the sole director NYIAX from 2011 to 2016. Ms. Abenante served as President of NYIAX from June 2012 to April 2018 and later became NYIAX’s Chief Strategy Officer and General Counsel in April 2018. Starting from May 23, 2022, Ms. Abenante has served as Chief Evangelist and Chief Strategy Officer of NYIAX, and at the same time ceased to be General Counsel. She has been in the New York City technology and advertising industry since 1999, when she was the Director of Corporate Development for Juno Online Services, Inc. from 1999 to 2000, focusing on corporate development, mergers and acquisitions and domestic and international strategic partnerships. In 2001-2005, she became the Senior Director of Business Development and was part of the digital advertising tech and advertising team for Reed Elsevier Ltd (Reed Business Information), in the U.S. (NYSE and LSE listed) working with creating and developing partnership for business-to-business publishing through the Reed Elsevier family of digital publications and bringing Reed Business Publications to foreign markets. In 2005-2009, she held the position of Vice President/Sr. Director of Business Development, Legal and Policy for Phorm Inc. (AIM: PHRM), developing strategy and legal framework in US and foreign jurisdictions, namely the United Kingdom, Brazil, Italy, Spain, and China, and made inroads into internationalization of its brand and products for behavioral advertising collaborating with companies such as British Telecom. Ms. Abenante later became a consultant and legal counsel in strategy and business development from 2009 to 2015 for US and International start-ups and traditional publishers seeking to develop new strategies for the development and creation of Programmatic advertising platforms, advertisement operation and compliance, e-commerce, and privacy. Ms. Abenante holds a Bachelor of Science degree in Management and Finance from Seton Hall University in May 1992, a J.D. from New York Law School in May 1997, an M.B.A. in General Management with a concentration in financial management from SDA Bocconi School of Management, Universita Luigi Bocconi in Milan, Italy in December 1998, an LLM in Corporate Taxation from New York Law School in May 2007, and an LLM in Commercial Real Estate Financing from New York Law School in May 2009. She is a practicing attorney and a member of the Bar of the State of New Jersey. She sits on various New Jersey Bar and committees of the New Jersey Bar Association (Tax and Media) and is a member of the American Bar Association. She has been a featured speaker at Imperial College London, England, Web Summit in Lisbon, Portugal, IAB Blockchain and other forums multiple times in the area of advertising, blockchain as a technology for compliance in advertising, and the intersection of AdTech to FinTech. She has spoken multiple times as a featured speaker for TechUpForWomen on advertising, hiring, crypto currency and blockchain. Additionally, she is one of the inventors of the series of NYIAX/Nasdaq AB US patents on “Systems and Methods for Electronic Continuous Trading of Variant Inventories” (Patent No. 10,607,291).

Based on Ms. Abenante’s tax, finance, and legal qualifications as well as her extensive knowledge and experience relating to accounting and financial reporting rules and regulations and internal controls, our Board has determined that Ms. Abenante should be nominated to serve as director of the Company. Ms. Abenante has also been determined by the Board to be independent under the applicable rules of the Nasdaq and the Securities and Exchange Commission.

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Corporate Governance

Nasdaq Compliance

On September 26, 2024, the Company received a letter from the Nasdaq Listing Qualifications Staff (the “Nasdaq Staff”) notifying the Company that it was no longer in compliance with Nasdaq Listing Rule 5605(c)(2)(A), which requires that a listed company’s audit committee be comprised of at least three independent directors. The noncompliance resulted from the resignation of an independent director who had served on the Audit Committee.

Pursuant to Nasdaq Listing Rule 5605(c)(4), the Company was provided a cure period to regain compliance with the audit committee composition requirement by the earlier of (i) the Company’s next annual meeting of stockholders or (ii) one year from the date of the event that caused noncompliance. As the Company’s 2025 Annual Meeting of Stockholders is scheduled to be held on July 18, 2025, the cure period runs through that date.

On June 20, 2025, the Board of Directors appointed Carolina Abenante, Esq. to serve as an independent director to fill the existing vacancy on the Board. Ms. Abenante is not currently serving on the Audit Committee. The Board has determined that Ms. Abenante meets the independence and financial literacy requirements of both the Nasdaq rules and Rule 10A-3 under the Exchange Act. The Board currently intends to appoint Ms. Abenante to the Audit Committee effective July 19, 2025, the day following the 2025 Annual Meeting, at which time the Company will regain full compliance with the audit committee composition requirements of Nasdaq Listing Rule 5605(c)(2)(A).

Director Independence

As required by Nasdaq listing standards, a majority of the members of our Board must qualify as “independent,” as affirmatively determined by our Board. Our Board consults with our legal counsel to ensure that its determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in the applicable Nasdaq listing standards.

Based on these standards, upon the recommendation of our Nominating and Corporate Governance Committee, the Board has affirmatively determined that each of our current non-employee directors, is “independent,” as defined by the applicable listing standards of Nasdaq. Thus, three of our four current directors, and three of the four director nominees, are independent under the listing standards of Nasdaq. Mr. Karkus is not considered independent because he is an employee of the Company.

Board of Directors Leadership Structure

Our governance structure combines the roles of principal executive officer and Board Chairman. Mr. Karkus has served as both Chairman and Chief Executive Officer of the Company since June 2009. The Board believes there are important advantages to Mr. Karkus serving in both roles at this time, but may revisit this structure at its discretion in the future. Mr. Karkus is the director most familiar with our Company’s business and industry and is best situated to propose the Board’s agendas and lead Board discussions on important matters. Mr. Karkus provides a strong link between management and the Board, which promotes clear communication and enhances strategic planning and implementation of corporate strategies. Another advantage is the clarity of leadership provided by one person representing the Company to employees, stockholders and other stakeholders. The Board has not named a lead independent director.

Risk Oversight

Our Board is actively involved in oversight of risks that could affect us. This oversight is conducted primarily by our full Board, which has responsibility for general oversight of risks, and through delegation to the Audit Committee. The Board satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our Company. The Board believes that full and open communication between management and the Board is essential for effective risk management and oversight.

In addition, our Board monitors our exposure to a variety of risks through our Audit Committee. Our Audit Committee Charter gives the Audit Committee responsibilities and duties that include discussing with management and the independent registered public accounting firm, our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies, notably cybersecurity. Pursuant to the Audit Committee Charter, such discussions should also include our exposure to counterparties or other institutions that we believe are at risk of significant financial distress.

Committees of the Board of Directors

The Board has established three committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee (the “Nominating Committee”).

Audit Committee

The current members of the Audit Committee are Dr. Louis Gleckel and Warren Hirsch. Mr. Hirsch serves as Chairman of the Audit Committee. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has determined that each of Mr. Hirsch and Dr. Gleckel meets the independence requirements of the Nasdaq listing standards for audit committee members. Additionally, our Board has affirmatively determined that each of Mr. Hirsch and Dr. Gleckel is “independent” as defined by the applicable SEC rules regarding audit committee independence. Our Board has determined that Mr. Hirsch qualifies as an “audit committee financial expert” as defined by the rules of the SEC. See also Nasdaq Compliance, above.

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The Audit Committee reviews, analyzes and makes recommendations to the Board with respect to the Company’s accounting policies, internal controls and financial statements, consults with the Company’s independent registered public accountants, and reviews filings containing financial information of the Company to be made with the SEC.

The Audit Committee met 6 times during 2024. The Audit Committee operates under a written charter adopted by the Board, which is available on our website at www.ProPhaseLabs.com under “Investor Relations —Governance— Governance Documents.”

Compensation Committee

The current members of the Compensation Committee are Dr. Louis Gleckel, Warren Hirsch, and Carolina Abenante, Esq. Ms. Abenante serves as Chair of Compensation Committee. The Board has determined that each of Mr. Hirsch, Dr. Gleckel, and Ms. Abenante meets the independence requirements of the Nasdaq listing standards for compensation committee members.

The Compensation Committee reviews and approves the salary and all other compensation of officers of the Company, including non-cash benefits, incentive-based awards and equity-based awards. The Compensation Committee also administers the Company’s equity incentive plans. The Compensation Committee may form subcommittees and delegate authority to such subcommittees or to one or more of its members when appropriate. The Compensation Committee has the authority to engage consultants.

The Compensation Committee met 3 times during 2024. The Compensation Committee operates under a written charter adopted by the Board, which is available on our website at www.ProPhaseLabs.com under “Investor Relations —Governance— Governance Documents.”

Nominating Committee

The members of the Nominating Committee are Dr. Louis Gleckel, Warren Hirsch, and Carolina Abenante, Esq. Dr. Gleckel serves as Chairman of the Nominating Committee. The Board has determined each of Mr. Hirsch, Dr. Gleckel, and Ms. Abenante meets the independence requirements of the Nasdaq listing standards for nominating committee members.

The Nominating Committee is responsible for developing and recommending criteria for selecting new directors and oversees evaluations of the Board and committees of the Board. The Nominating Committee has the responsibility to oversee the Company’s Corporate Governance Guidelines and propose changes to such guidelines from time to time as may be appropriate.

The Nominating Committee met 2 time during 2024. The Nominating Committee operates under a written charter adopted by the Board, which is available on our website at www.ProPhaseLabs.com under “Investor Relations —Governance— Governance Documents.”

Meetings of the Board of Directors in 2024

For the fiscal year ended December 31, 2024, there were 9 meetings of the Board. Each of the directors attended, in person or by telephone, more than 75% of the meetings of the Board and the committees on which he served.

The independent members of the Board met in executive session 5 times during 2024.

Each director is expected to make reasonable efforts to attend Board meetings, meetings of committees of which such director is a member and annual meetings of stockholders. All four of the then directors attended the 2024 Annual Meeting of Stockholders either in person or by video conference.

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Director Nominations

In selecting candidates for appointment or re-election to the Board, the Nominating Committee considers the following criteria:

●	Personal and professional ethics and integrity, including a reputation for integrity and honesty in the business community.

●	Experience as an executive officer of companies or as a senior leader of complex organizations, including scientific, government, educational, or large not-for-profit organizations. The Nominating Committee may also seek directors who are widely recognized as leaders in the fields of medicine or the biological sciences and manufacturing or business generally, including those who have received awards and honors in their field.

●	Financial knowledge, including an understanding of finance, accounting, the financial reporting process, and company measures for operating and strategic performance.

●	Possess the fundamental qualities of intelligence, perceptiveness, fairness, and responsibility.

●	Ability to critically and independently evaluate business issues, contributing a diverse perspectives or viewpoints, and making practical and mature judgments.

●	A genuine interest in the Company, and the ability to spend the time required to make substantial contributions as a director.

●	No conflict of interest or legal impediment that would interfere with the duty of loyalty to the Company and its stockholders.

●	Current ownership of common stock of the Company, or a willingness to acquire shares of common stock, to further align the interests of non-employee directors with the interests of the Company’s stockholders.

Directors should have varied educational and professional experiences and backgrounds that, collectively, provide meaningful guidance and counsel to management. Diversity of background, including gender, race, ethnic or national origin, age, and experience in business, government, education, international experience and other areas relevant to the Company’s business are factors considered in the selection process. As a company, we are committed to creating and sustaining a culture of inclusion and fairness. In addition, the Nominating Committee reviews the qualifications of the directors to be appointed to serve as members of the Audit Committee to ensure that they meet the financial literacy and sophistication requirements under applicable Nasdaq rules and that at least one of them qualifies as an “audit committee financial expert” under the applicable SEC rules.

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Director Nominations from Stockholders

The Nominating Committee will consider written proposals from stockholders for nominees for director. Any such nominations must be submitted to the Nominating Committee in accordance with Article 2.15 of the Company’s Bylaws to the Secretary at the Company’s principal executive office. For a stockholder to make any nomination of a person or persons for election to the Board at an annual meeting, the stockholder must provide timely notice and certain information about the stockholder and the nominee. to be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive office of the company not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the 90th day prior to such annual meeting, or, if such meeting is announced later than the 90th day prior to the date of such meeting, not later than the 10th day following the day on which public disclosure (as defined in article 2.16 of the bylaws) of the date of such annual meeting was first made.

Information must be provided for (i) the stockholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, (iii) any affiliate or associate of such stockholder or beneficial owner, and (iv) any other person with whom such stockholder or such beneficial owner (or any of their respective affiliates or associates) is acting in concert. Each such person must provide (A) the name and address of such person (including, if applicable, the name and address that appear on the Company’s books and records); and (B) the class or series and number of shares of the Company that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act), by such person, except that such person will in all events be deemed to beneficially own any shares of any class or series of the Company as to which such person has a right to acquire beneficial ownership at any time in the future. In addition, each person must provide information relating to their derivative and short positions in the Company’s securities, as set out in the Company’s Bylaws.

In addition, each director nominee must provide the same information, as well as all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any nominating stockholder, on the one hand, and each proposed nominee, his or her respective affiliates and associates and any other persons with whom such proposed nominee (or any of his or her respective affiliates and associates) is acting in concert, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such nominating stockholder were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant, and a completed and signed questionnaire, provided by the Company’s Secretary relating to any voting commitments. The Company may require any proposed nominee to furnish such other information (A) as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company or (B) that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of such proposed nominee.

Governance Policies and Procedures

Code of Conduct

We have adopted a code of conduct that applies to all members of our Board and all employees of the Company, including our principal executive officer, principal financial officer and other senior financial officers. The Code of Conduct is available on our website at www.ProPhaseLabs.com under “Investor Relations —Governance— Governance Documents.” We have not granted any waivers under this policy to any of our directors or executive officers. In the event that we amend or waive certain provisions of our code of ethics applicable to our principal executive officer, principal financial officer or principal accounting officer that requires disclosure under applicable SEC rules, we intend to disclose the same on our website.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines to promote effective governance of the Company. The Corporate Governance Guidelines are available on our website at www.ProPhaseLabs.com under “Investor Relations —Governance— Governance Documents.”

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Whistleblower Policy

The Company has established a whistleblower policy by which confidential complaints may be raised anonymously within the Company. Employees that wish to submit complaints confidentially should submit an anonymous written complaint directly to the Compliance Officer (as described in the policy). Complaints submitted through this confidential process that involve the Company’s accounting, auditing, and internal auditing controls and disclosure practices will be presented to the Audit Committee. The policy is available on our website at www.ProPhaseLabs.com under “Investor Relations —Governance— Governance Documents.”

Insider Trading Policy

The Company maintains an insider trading policy that provides that the Company’s personnel may not buy, sell or engage in other transactions in the Company’s stock while aware of material non-public information and that restricts trading in Company securities for a limited group of Company employees (including executive officers and directors) to defined window periods that follow our quarterly earnings releases. The policy is available on our website at www.ProPhaseLabs.com under “Investor Relations —Governance— Governance Documents.”

The Company’s Insider Trading Policy also provides that directors, officers and employees should not engage in any of the following activities with respect to the securities of the Company: (i) trading in securities on a short-term basis by directors and officers (any security of the Company purchased by an officer or director must be held for a minimum of six months prior to sale, unless the security is subject to forced sale, including as a result of a merger or acquisition involving the Company; (ii) purchase on margin; (iii) short sales; or (iv) buying or selling puts, calls or options to purchase or sell any of the Company’s securities, other than options granted by the Company or bona fide pledges.

Procedures for Contacting Directors

The Company has adopted a procedure by which stockholders may send communications to one or more members of the Board by writing to such director(s) or to the whole Board, care of the Corporate Secretary, ProPhase Labs, Inc., 626 RXR Plaza, 6th Floor, Uniondale, New York 11556. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Board Communication” or “Director Communication.” All such letters must clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

Certain Relationships and Related Transactions

In accordance with the terms of the charter of our Audit Committee, the Audit Committee must review and approve the terms and conditions of all related party transactions. “Related party transactions,” as described in Item 404(a) of Regulation S-K promulgated by the SEC generally refer to any transaction, arrangement or other relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds the lesser of (i) $120,000 and (ii) one percent (1%) of the average of our total assets at year-end for the prior two fiscal years (which was approximately $77.6 million), and in which any director, executive officer or holder of more than five percent (5%) of our voting securities (or affiliates or immediate family members of such persons) had or will have a material interest.

Since January 1, 2024, there have been no related party transactions except as described below.

Jason Karkus, President of Nebula Genomics, a wholly-owned subsidiary of the Company, since January 2024, and prior to that Executive Vice President and Co-Chief Operations Officer of ProPhase Diagnostics, Inc., a wholly-owned subsidiary of the Company, is the son of Ted Karkus, our Chairman and Chief Executive Officer. For 2024, Mr. Jason Karkus received an annual base salary of $320,000, a bonus of $100,000 for his significant contributions related to the growth of ProPhase Diagnostics, Inc., a $7,800 vehicle allowance, and a $16,800 matching contribution in the Company’s 401(k) defined contribution plan. He also received stock options with a value of $1,220,000 in 2024 that vest in four equal installments starting on the grant date. The compensation paid to Mr. Karkus was approved by the Company’s compensation committee and audit committee.

Ted Karkus, the Company’s Chief Executive Officer and the Chairman of the Board of Directors, entered into a loan agreement with the Company on June 22, 2025 (the “Loan Agreement”) for a $500,000 cash investment, with a 20% original issue discount (OID). The loan bears interest at a rate of 10% per annum and matures twelve (12) months from the execution date. The loan is secured by the Company but subordinate to other potential lenders up to $6,000,000 and may be prepaid by the Company at any time without penalty.  The Company entered into agreements with identical terms with one other investor (“Lender”) for a total of $500,000 additional invested cash. The loans are not convertible.

In connection with the Loan Agreement, the Company also issued 500,000 warrants to purchase shares of the Company’s common stock as a term of the Loan Agreement for Mr. Karkus, as well as issued warrants on the same terms to the Lender, all of which such warrants do not vest until a future shareholders’ approval of an increase in the Company’s authorized shares of common stock (the “Unvested Warrants”).  The Unvested Warrants have an exercise price of $0.60 and are underwater as of the closing of the common stock on the last market trading day prior to the issuance.

As of the date of this Proxy Statement, the Unvested Warrants have not vested or become exercisable.  The vesting of these warrants is subject to a condition outside of the holder’s control and will not occur within 60 days, thus, the underlying shares are not deemed beneficially owned for purposes of this Schedule DEF 14A in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934.  The Company has not reserved any shares for this purpose at this time.

The Loan Agreement and the terms of the transaction were reviewed and approved by the disinterested members of the Board of Directors, in accordance with the Company’s policies for related party transactions and Item 404(a) of Regulation S-K. The Board determined that the terms of the transaction were fair and reasonable to the Company and on terms no less favorable than those that could have been obtained from an unaffiliated third party under similar circumstances.

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EXECUTIVE OFFICERS

The following table and the paragraphs following the table set forth information regarding the current ages, positions, and business experience of the current executive officers of the Company.

Name	Position	Age
Ted Karkus	Chairman of the Board and Chief Executive Officer	65
Stuart Hollenshead	Chief Operating Officer	41

See “Proposal 1 – Election of Board of Directors” for Mr. Karkus’ biography.

STUART HOLLENSHEAD is a seasoned C-level executive with 15+ years of experience in media, e-commerce, marketing, and technology. Mr. Hollenshead has led growth, monetization, and audience engagement for top digital brands. At TheStreet, Mr. Hollenshead scaled DTC subscriptions to $30M and pioneered AI-driven content automation. At Business Insider, he drove audience growth, contributing to its $442M acquisition by Axel Springer. At WWE, Mr. Hollenshead helped WWE Network reach nearly 2M subscribers. As COO & CBO of Barstool Sports, Mr. Hollenshead led record-breaking expansion, culminating in its $551M acquisition by Penn Entertainment. Now simultaneously CEO of 10PM Curfew, a female-centric platform with an audience of 70M+, Mr. Hollenshead continues to build and scale high-growth businesses each and every day.

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EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table (2024 and 2023)

The following summary compensation table sets forth the total compensation paid or accrued for the years ended December 31, 2024 and 2023 to our Chief Executive Officer, our former Chief Accounting Officer and our former Chief Financial Officers. We refer to these officers as our “named executive officers” for 2024 and 2023.

NOTE REGARDING VALUATION OF OPTION AWARDS

The amounts reported in the “Option Awards” column represent the aggregate grant-date fair value of stock option awards calculated in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, “Compensation—Stock Compensation.” The fair value of each option award is based on the Black-Scholes option pricing model and reflects accounting assumptions required under U.S. generally accepted accounting principles (GAAP), not the actual economic value realized by the executive. These accounting-based values are intended to reflect the estimated cost to the Company at the time of grant and are not necessarily indicative of any value the executive has received or will ultimately receive. Importantly, the stock options granted to our named executive officers, including our Chief Executive Officer, have consistently had exercise prices equal to or greater than the market price of our common stock on the date of grant. As of the date of this filing, all such options remain underwater, meaning the current market price of our stock is below the exercise price of the options. Accordingly, these options have no intrinsic value and provide no economic benefit to the executives unless and until the Company’s stock price increases materially above the grant price.

The following stock option grants were made in 2023 and 2024 and are included in the compensation valuation disclosures:

●	Ted Karkus (CEO): 400,000 options granted on March 17, 2024, with an exercise price of $6.00 per share.

●	Ted Karkus (CEO): 400,000 options granted on April 4, 2023, with an exercise price of $9.00 per share.

●	Robert Morse (CFO): 50,000 options granted on April 4, 2023, with an exercise price of $9.00 per share.

The values disclosed in the compensation tables should be interpreted as accounting estimates—not as current or guaranteed compensation to the executive officers. These options currently have no intrinsic value.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)	All Other Compensation ($)(2)	Total ($)
Ted Karkus	2024	675,000	200,000	1,220,000	28,200	2,123,200
Chief Executive Officer	2023	675,000	200,000	2,465,000	27,200	3,367,200

Jed Latkin(3)	2024	350,000	80,000	1,315,000	27,200	1,772,200
Former Chief Operating Officer	2023	—	—	—	—	—

Robert Morse(4)	2024	126,827	—	—	—	—
Former Chief Financial Officer	2023	275,000	19,890	246,500	—	541,390

Monica Brady(5)	2024	—	—	—	—	—
Former Chief Accounting Officer	2023	200,000	—	—	10,680	210,680

(1)

For Mr. Karkus, the amount reported for 2024 consists of a $200,000 discretionary bonus awarded to Mr. Karkus in April 2024 for his 2023 contributions to the Company and for 2023 consists of a $200,000 discretionary bonus awarded to Mr. Karkus in March 2023 for his 2022 contributions to the Company.

For Mr. Latkin, the amount reported for 2024 consists of a $80,000 sign-on bonus awarded to Mr. Latkin in January 2024, which was in conjunction with his employment agreement.

For Mr. Morse, the amount reported for 2023 consists of a $19,890 discretionary bonus awarded to Mr. Morse in March 2023 for his 2022 contributions to the Company.

(2)

For Mr. Karkus, the amounts reported for 2024 2023 consists of a $15,000 vehicle allowance and a $13,200 matching contribution to the Company’s 401(k) defined contribution plan and 2023 consists of a $15,000 vehicle allowance and a $12,200 matching contribution to the Company’s 401(k) defined contribution plan.

For Mr. Latkin, the amount reported for 2024 consists of a $10,800 vehicle allowance and a $16,400 matching contribution to the Company’s 401(k) defined contribution plan.

For Ms. Brady, the amounts reported for 2023 consists of a $5,000 vehicle allowance and a $5,680 matching contribution in the Company’s 401(k) defined contribution plan.

(3)	Mr. Latkin served as Chief Operating Officer effective January 1, 2024. Mr. Latkin resigned as Chief Operating Officer effective February 14, 2025.

(4)	Mr. Morse resigned as Chief Financial Officer and resumed his role as Controller, effective January 1, 2024. Although Mr. Morse continues to work for the Company, he is no longer the principal financial officer and principal accounting officer of the Company.

(5)	Ms. Brady resigned as Chief Accounting Officer effective January 13, 2023.

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Compensation Philosophy

Our Compensation Committee believes that the most effective compensation program should:

●	attract and retain talented executives who will lead us through the challenges that we may face and put us in a position to grow and succeed;
●	motivate our executives to achieve short-term, medium-term and long-term financial and strategic goals;
●	reward our executives for the achievement of individual and corporate objectives; and
●	align the interests of management with those of our stockholders by providing incentives for superior performance that improves stockholder value.

There is no pre-established policy or target for the allocation between either cash and non-cash or short-term, medium-term and long-term incentive compensation. This approach provides our Compensation Committee the ability to evaluate the compensation package from year to year with the flexibility to configure allocations and amounts in a manner that aligns closely with stockholder interests. The Compensation Committee considers our corporate performance, individual performance, and the economic environment in general and in our industry when it makes compensation decisions. The Compensation Committee uses these factors, in conjunction with its overall compensation philosophy, when it determines compensation to be awarded to our executive officers during a fiscal year.

While we do not have any policy for the proportion of compensation that should be allocated as cash or non-cash, or short or long-term, we have historically paid our executive officers a greater percentage of their total compensation as base salary. This is due to market factors in our industry and the specific situations facing our Company. It is important for us to retain the services of our talented and experienced executive team through market fluctuations. To do so, we believe that it is important to provide a certain amount of fixed compensation that will give our executive officers some assurance as to the level of compensation they will earn.

We have utilized annual bonus awards to reward results or extraordinary efforts, which motivates our executive officers to produce positive short-term results. We grant stock options and other stock-based awards, which align the long-term interests of our executive officers to the interests of our stockholders by making our executive officers stakeholders in the Company and tying their long-term interests to our success.

Our Compensation Committee does not specifically benchmark the compensation of our executives to the pay of other executives in companies of similar size in our industry, given the unique challenges that are faced by other companies of our size in our industry. However, we have historically compared the level of our executives’ compensation against the compensation of other companies in our industry in general, and believe that the level of compensation our executives receive is within the range of compensation paid to other executives in our industry. We use these compensation checks to ensure that our executives are being appropriately rewarded and to discourage their departure to any competitor.

Regarding most compensation matters, the Chief Executive Officer’s responsibility is to provide recommendations to the Compensation Committee based on an analysis of market standards and trends and an evaluation of the contribution of each executive officer to the Company’s performance. Our Compensation Committee considers, but retains the right to accept, reject or modify such recommendations. Neither the Chief Executive Officer nor any other member of management is present during executive sessions of the Compensation Committee. Moreover, the Chief Executive Officer is not present when decisions with respect to his compensation are made.

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2022 Advisory Stockholder Vote on Executive Compensation

On May 19, 2022, at our 2022 Annual Meeting of Stockholders, our stockholders overwhelmingly approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers, including the Company’s compensation practices and principles and their implementation, as discussed and disclosed in the compensation tables and related narrative disclosure contained in our 2022 Proxy Statement (the “2022 Say on Pay Vote”). The Compensation Committee appreciates and values the views of our stockholders. In light of the strong level of support of the overall pay practices, and of the general effectiveness of our long-standing compensation policies, the Board and the Compensation Committee have not made any specific changes to our executive compensation program.

At the 2019 Annual Meeting of Stockholders on May 22, 2019, our stockholders expressed a preference that our Say on Pay Vote occur every three years. In accordance with the results of this vote, the Board determined to implement a Say-on-Pay Vote every three years. As such, our Board has included a Say-on-Pay Vote among the matters to be considered at the Annual Meeting. Stockholders are also being provided a Say-on-Frequency Vote at the Annual Meeting, which is required to be held at least every six years.

Elements of Compensation

Subject to variation where appropriate, the elements of compensation to our named executive officers include:

●	base salary, which is determined on an annual basis and is generally set forth in employment agreements with our executives;
●	annual cash incentive compensation, which is awarded by our Compensation Committee on a discretionary basis, determined based on the Company and individual performance in the applicable fiscal year; and
●	long-term incentive compensation in the form of options and other stock-based awards.

Base Salary and Annual Bonus

Base salaries are an integral component of our total compensation program, and setting base salaries at competitive levels helps us to attract and retain senior executives. Base salary is the only fixed component of compensation for our executives. The base salaries for our named executive officers were determined based on the Compensation Committee’s evaluation of the competitive marketplace, the salaries of our other executives, and the scope of each named executive officer’s responsibilities. The base salaries of our named executive officers were set at the level deemed necessary to secure their employment for an extended period and to appropriately reward them for the multiple roles they played for our Company.

Our annual bonus opportunity is intended to incentivize the achievement of our short-term goals. On an annual basis, generally in mid-December, our Compensation Committee assesses the individual performance of each of our executive officers and the performance of the Company and determines the appropriate annual bonus award, if any, for our executive officers. We do not use pre-established targets for the annual bonus award because market factors that affect our Company’s performance are unpredictable, and thus it would be difficult to set goals at the beginning of the fiscal year that would appropriately motivate our executive officers throughout the year. By basing the annual incentive on assessments made at the end of the year of the performance of the individual executives and the Company, and occasionally making mid-year determinations where the circumstances warrant an immediate reward, we can take all market factors into account and reward our executive officers appropriately for their performance.

Equity Compensation Plans

Our Compensation Committee believes that equity-based participation provides our executive officers a strong economic interest in maximizing stock price appreciation over the long term and aligns their interests with the interests of our stockholders. Equity-based awards are made pursuant to the Company’s equity incentive plans, including the Amended and Restated 2022 Equity Compensation Plan and the Amended 2021 Omnibus Equity Incentive Plan.

On June 16, 2023, at our 2023 Annual Meeting of Stockholders, our stockholders overwhelmingly approved the Amended and Restated 2022 Equity Compensation Plan, which had been previously approved by the Board of Directors on April 23, 2023. The Amended and Restated 2022 Equity Compensation Plan provides for the grant of stock options, stock appreciation rights, restricted stock awards, restricted stock units, and other stock-based awards to our employees, directors, and consultants. The material terms of this plan, including the number of shares authorized for issuance, are described in Proposal 3 of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 27, 2023, which description is incorporated herein by reference.

On June 20, 2024, our stockholders approved an amendment to the 2021 Omnibus Equity Incentive Plan (the “Amended 2021 Plan”) to increase the number of shares authorized for issuance thereunder. The Amended 2021 Plan, like the Amended and Restated 2022 Equity Compensation Plan, allows for the grant of stock options, stock appreciation rights, and other stock-based awards. The material terms of the Amended 2021 Plan are described in Proposal 2 of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 15, 2024, which description is incorporated herein by reference.

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The Amended and Restated 2022 Equity Compensation Plan has served as a key retention tool. Retention is a significant factor in determining both the type of award to grant and the number of shares underlying each award. Our Compensation Committee also considers cost to the Company and our goal of using equity awards to drive and reward performance over time. Stock options, restricted shares, and other stock-based grants are used to promote long-term value creation, reward continued service, and align the interests of key employees and executives with those of stockholders.

In determining the size of an option, restricted stock or other stock grant to a named executive officer, both upon initial hire and on an ongoing basis, our Compensation Committee considers competitive market factors, the size of the equity incentive plan pool, cost to the Company, the executive’s current equity holdings, and individual contribution to corporate performance.

Although we do not maintain a specific target for equity ownership, our Compensation Committee recognizes that the that equity participation encourages executive focus on stock price performance, enhances retention, and supports alignment with stockholder interests. Accordingly, the exercise price of stock options is tied to the fair market value of our common stock on the date of grant. Option grants typically will vest over two to three years, although longer vesting periods or immediate vesting may be approved depending on circumstances. The Committee does not use a fixed formula to determine the size of awards, which may vary from year to year based on the factors described above.

Consistent with our executive compensation philosophy, our Compensation Committee continues to utilize equity awards such as restricted stock to align executive and stockholder interests. The value of such awards is linked directly to our stock price, which in turn reflects overall Company and individual executive performance.

In 2024, the Compensation Committee adopted an annual equity grant cadence for key employees, including executives officers, to align with market practice, smooth the impact of stock price volatility, and enhance retention through long-term vesting. These annual grants are distinct from any performance or bonus-based equity awards, which are evaluated separately. As part of this cadence, in March 2024, the Compensation Committee granted stock options to Mr. Karkus and other key employees. under the Amended and Restated 2022 Equity Compensation Plan.

Defined Contribution Plan

In 1999, we implemented a 401(k) defined contribution plan for our employees. The 401(k) plan is the Company’s primary retirement benefit for its employees, including its executives. For executive officers, as well as all other employees, the Company makes a contribution to the plan annually based on the amount of the employee’s 401(k) plan contributions and compensation. The contribution to the plan by the Company consists of a 100% match of the employee’s contribution, up to 4% per person, per annum. The Company’s total contribution to the 401(k) plan in 2024 for its named executive officers, in the aggregate, was approximately $25,400. Company contributions to the Company’s 401(k) plan are included in the Summary Compensation Table as “Other Compensation.”

The Company does not provide its executive officers with any type of defined benefit retirement benefit or the opportunity to defer compensation pursuant to a non-qualified deferred compensation plan.

Perquisites and Other Personal Benefits

The Company provides executives with limited personal benefits. The Compensation Committee reviews annually the levels of personal benefits provided to the executives. Medical and dental insurance is provided to each executive, along with all other eligible employees, subject to the same terms and conditions, including premium payments that apply to all other eligible employees. Life and disability insurance is provided to each executive at no cost to the executive. All such welfare benefits terminate at the time each executive is no longer employed with the Company or as otherwise provided in the applicable employment agreement (except as otherwise required by continuation coverage laws).

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Employment Agreements

Amended and Restated CEO Employment Agreement

On February 16, 2018, the Board approved the Amended and Restated 2015 Executive Employment Agreement with Mr. Karkus (the “CEO Employment Agreement”), which became effective February 23, 2018 (the “Effective Date”), subject to stockholder approval, which was subsequently attained at the Company’s 2018 Annual Meeting of Stockholders held on April 12, 2018.

Under the CEO Employment Agreement, Mr. Karkus’ current base salary is $675,000 per annum. Mr. Karkus is eligible to receive a bonus in the sole discretion of the Compensation Committee, and is also eligible to receive regular benefits routinely provided to senior executives of the Company.

Under the terms of the CEO Employment Agreement, in the event of a termination of Mr. Karkus’ employment by the Company for “Cause” or due to his voluntary resignation without a “Good Reason” (as such terms are defined in the CEO Employment Agreement) (each an “Ineligible Termination”), no severance benefits will become payable to Mr. Karkus. If, however, Mr. Karkus’ employment is terminated by the Company for any reason other than termination for Cause or due to his voluntary resignation without Good Reason, then Mr. Karkus will be entitled to receive the benefits and payments set forth below.

Under the terms of the CEO Employment Agreement, Mr. Karkus is eligible to receive the following benefits and cash payments in the event of a termination of employment other than an Ineligible Termination:

●	A cash severance payment equal to 2.5 times his then current base salary (i.e., 250% of his then current base salary). Such cash severance payment will be paid as follows: (x) one-half of the cash severance payment will be paid in a lump sum within five business days following the effective date of the termination; and (y) the remaining one-half of the cash severance payment will be paid in 12 equal, consecutive, monthly installments commencing on the first business day of the month following the effective date of the termination; and

●	All of his outstanding and unvested stock options and/or restricted stock will automatically vest concurrently upon such termination of employment, regardless of any prior existing vesting schedules.

If Mr. Karkus’ employment terminates by reason of his death or disability, then the cash payments described above under will be paid only to the extent of the proceeds payable to the Company through a “key man” life, disability or similar insurance relating to the death or disability of Mr. Karkus.

In the event that Mr. Karkus has received a cash payment described above in connection with his termination of employment and it is determined that his employment termination was in connection with a Change in Control (as defined in the CEO Employment Agreement), then Mr. Karkus will be entitled to receive an additional payment as described below, less the amount of payments previously received in connection with the termination of employment.

In the event Mr. Karkus’ employment terminates due to a reason other than an Ineligible Termination, death or disability, and if such termination occurs within (i) 18 months following a Change in Control, or (ii) prior to a Change in Control but in contemplation of a Change in Control and the Change in Control actually occurs, then, in lieu of the cash payments described above, he will instead receive a one-time payment in cash equal to $2,500,000. In addition, in such event, all of Mr. Karkus’ stock options and/or restricted stock will automatically vest concurrently upon such termination of employment, regardless of any prior existing vesting schedule.

The involuntary termination of Mr. Karkus’ employment due to a reason other than an Ineligible Termination, death or disability within 180 days preceding a Change in Control will be deemed to have been a termination of employment in contemplation of a Change in Control. In determining whether a termination of Mr. Karkus’ employment occurring more than 180 days preceding a Change in Control (due to a reason other than an Ineligible Termination, death or disability) constitutes a termination of employment in contemplation of a Change in Control, the court or other tribunal making such determination will consider the totality of facts and circumstances surrounding such termination of employment.

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In addition, Mr. Karkus, and his eligible dependents, will be entitled to Company-paid COBRA continuation coverage premiums under the Company’s welfare plans, for a period of up to 18 months. Notwithstanding the above, if a termination of employment occurs as a result of death or disability, then any cash severance payment will only be made to the extent that the proceeds are payable to the Company through a “key man” life, disability or similar insurance policy.

No Excise Tax Gross-Up

The CEO Employment Agreement does not provide for tax reimbursement payments or gross-ups related to any change in control. Under the terms of his CEO Employment Agreement, if any payments payable or benefits provided to Mr. Karkus become subject to the excise tax imposed by Section 4999 of the Internal Revenue Code or to any similar tax imposed by state or local law, then the aggregate amount of payments payable to Mr. Karkus will be reduced to the aggregate amount of payments that could be made without incurring such excise tax, provided that such reduction will only be imposed if the aggregate after-tax value of the payments retained by Mr. Karkus (after giving effect to such reduction) is equal to or greater than the aggregate after-tax value (after giving effect to the excise tax) of the payments without any such reduction.

Clawback Provision

The CEO Employment Agreement includes a clawback provision. In the event the following events occur:

●	a mandatory restatement of the Company’s financial results occurs while the Company remains publicly traded and is attributable to misconduct or wrongdoing by Mr. Karkus;
●	Mr. Karkus received a payment of a cash bonus or was issued any Company shares as a bonus within three years preceding the mandatory restatement; and
●	the amount of such cash bonus or share grant was calculated and awarded pursuant to a specific financial formula, and the cash bonus or share grant would have been diminished based on the restated financial results had the financial formula been applied using the restated financial results;

then Mr. Karkus will be required to remit to the Company the amount by which the original cash bonus or share grant would have been diminished, net of taxes originally paid. However, if the net effect of the restatement is effectively neutral to the Company over the applicable time periods, then no clawback amount will be due from Mr. Karkus.

Subsequent Event – Executive Compensation Deferral

In February 2025, Mr. Karkus voluntarily agreed to defer all of his salary compensation in excess of $200,000 per annum until the earlier of (i) the sale of the Company’s wholly owned subsidiary, Nebula Genomics, Inc., or (ii) the successful collection of certain accounts receivable related to laboratory testing services performed during the COVID-19 pandemic; or (iii) another significant liquidity event. These deferred compensation arrangements are designed to support the Company’s short-term liquidity objectives and strategic initiatives.

In addition, other members of senior management have also voluntarily agreed to defer a portion of their salary compensation under similar terms. These deferrals reflect the leadership team’s commitment to the long-term success of the Company and alignment with stockholder interests.

Compensation Arrangement with Jed Latkin

Under the terms of his employment agreement with the Company, Mr. Latkin received an annual base salary of $350,000 and a sign-on bonus of $80,000 in January 2024. Under his employment terms, Mr. Latkin was also eligible (i) for an annual bonus based on both Company and individual performance to be paid at the discretion of the Compensation Committee, (ii) for additional stock options at the discretion of the Compensation Committee, and (iii) to participate in all benefit plans of the Company that are generally available to similarly-situated employees of the Company.

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Inducement Award to Mr. Latkin

As an inducement to his employment as Chief Operating Officer of the Company, Mr. Latkin received a stock option (the “Latkin Option Award”) to purchase up to 500,000 shares of the Company’s common stock. The Latkin Option Award was made in accordance with the employment inducement award exemption provided by Nasdaq Rule 5635(c)(4) and was therefore not awarded under the Company’s 2022 Plan. The Latkin Option Award, when granted, was scheduled to vest over a three year period, with 25% of the options vesting at the time of the grant and the remainder of the options vesting ratably on each of the first three anniversaries of the commencement date of his employment and subject to continued service on each vesting date. The options had an exercise price of $6.00 per share with a term of seven years. The Latkin Option Award was forfeited in connection with Mr. Latkin’s resignation.

Mr. Latkin served as Chief Operating Officer effective January 1, 2024. Following the successful sale of Pharmaloz Manufacturing, Inc., Mr. Latkin resigned as Chief Operating Officer of the Company on February 7, 2025 effective February 14, 2025 to pursue other business opportunities.

Compensation Arrangement with Robert A. Morse

On April 4, 2023, the Company promoted Robert A. Morse, Jr. from Controller to Chief Financial Officer. In connection with his promotion, the Compensation Committee approved a new compensation package consisting of an annual base salary of $275,000 and a grant of stock options to purchase 50,000 shares of the Company’s common stock under the Amended and Restated 2022 Equity Compensation Plan. The options have an exercise price of $9.00 per share, a term of seven years, and vest in equal annual installments over a three-year period commencing on the first anniversary of the grant date, subject to Mr. Morse’s continued employment with the Company.

Mr. Morse received an annual base salary of $275,000 from April 2023 through December 2023 for his service as Chief Financial Officer. Mr. Morse resigned on May 31, 2024.

Compensation Arrangement with Monica Brady

Ms. Brady’s annual base salary for 2023 was set at $200,000. She was also eligible to receive a bonus and equity awards in the sole discretion of the Compensation Committee, as well as regular benefits routinely provided to other senior executives of the Company. In 2023, Ms. Brady, received a vehicle allowance of $5,000 and a $5,680 matching contribution in the Company’s 401(k) defined contribution plan. Ms. Brady resigned as Chief Accounting Officer effective January 13, 2023.

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Outstanding Equity Awards at 2023 Fiscal Year End

The following table sets forth information concerning outstanding equity awards held by each of our named executive officers for the last completed fiscal year of December 31, 2024, as of December 31, 2024.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Ted Karkus	100,000	(1)	400,000	(1)	9.00	4/4/2030
	100,000	(2)	300,000	(2)	6.00	3/16/2031
Jed Latkin	17,500	(3)	40,000	(3)	6.84	3/12/2030
	125,000	(4)	375,000	(4)	6.00	12/31/2030
Robert Morse	-	(5)	-	(5)	-	-

(1)	Award of 500,000 options was granted on April 4, 2024 was scheduled to vest in 5 equal annual installments beginning on April 4, 2024, subject to Mr. Karkus continued service through each vesting date.

(2)	Award of 400,000 options was granted on March 17, 2024 was scheduled to vest in 4 equal annual installments beginning on March 17, 2024, subject to Mr. Karkus continued service through each vesting date.

(3)	Award of 35,000 options was granted on March 13, 2023 was scheduled to vest in 4 equal annual installments beginning on March 13, 2023, subject to Mr. Latkin continued service through each vesting date.

(4)	Award of 125,000 options was granted on January 1, 2024 was scheduled to vest in 4 equal annual installments beginning on January 1, 2024, subject to Mr. Latkin continued service through each vesting date.

(5)	As of December 31, 2024, Mr. Morse had no outstanding or exercisable options.

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Pay Versus Performance

The following table reports the compensation of our Principal Executive Officer (the “PEO”) and the average compensation of the other named executive officers for the respective fiscal year (“Other NEOs”) as reported in the Summary Compensation Table for the past three fiscal years as provided in this Proxy Statement and the Company’s proxy statement as filed with the SEC on May 15, 2024, as well as their “compensation actually paid” as calculated pursuant to recently adopted SEC rules and certain performance measures required by the rules.

The table below presents the relationship between executive compensation actually paid and the Company’s financial performance, as required by Item 402(v) of Regulation S-K. The “compensation actually paid” to our PEO and our non-PEO NEOs” is determined in accordance with SEC rules and differs meaningfully from the total compensation reported in the Summary Compensation Table (“SCT”).

To calculate “compensation actually paid,” we begin with the SCT total and then apply adjustments as prescribed by SEC guidance, including:

● Subtracting the grant date fair value of equity awards included in the SCT;

● Adding or subtracting the change in fair value of equity awards granted in current and prior years that remained outstanding at year-end;

● Adding the fair value at vesting for awards that vested during the year;

● Subtracting prior-year fair values of awards that were forfeited or expired during the year;

● Including dividends or other earnings on stock or option awards, if not otherwise reflected in fair value.

These adjustments result in a figure that includes the accounting-based fair value of equity awards, which may fluctuate from year to year based on changes in our stock price and other valuation inputs, regardless of whether such awards have been exercised or settled. In certain cases, the compensation actually paid may include the fair value of stock options or other equity awards that are currently unexercised and/or out-of-the-money, meaning their exercise price exceeds the current market price of our common stock. The options do not currently have and have not had any intrinsic value since the grant.

As a result, the values reported under “compensation actually paid” should be understood as reflective of accounting valuations based on prescribed methodologies, and not necessarily as amounts received, earned, or realized by the executive officers during the applicable year.

Year	Summary Compensation Table Total for PEO(1) ($)	Compensation Actually Paid to CEO(3)(4) ($)	Average Summary Compensation Table Total for Other NEOs(2) ($)	Average Compensation Actually Paid to Other NEOs(3)(4) ($)	Value of Initial Fixed $100 Investment Based on: Total Shareholder Return(5) ($)	Net Income ($ in thousands)
2024	2,123,200	497,200	1,772,200	823,450	7.86	(53,364)
2023	3,367,200	1,922,200	370,695	226,195	46.94	(16,782)

(1)	The amounts reflect the Summary Compensation Table total compensation for Ted Karkus, our PEO for each of the years listed.

(2)	For 2024, the amount reflects the Summary Compensation Table average compensation total for Jed Latkin, our Chief Operating Officer and Robert Morse, our former Chief Financial Officer. For 2023, the amount reflects the Summary Compensation Table average compensation total for Robert Morse, our former Chief Financial Officer and for Monica Brady, our former Chief Accounting Officer.

(3)	The amounts shown for Compensation Actually Paid to our PEO and Average Compensation Actually Paid to the Other NEOs have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually realized or received by such persons. These amounts reflect total compensation as set forth in the Summary Compensation Table above for each year, adjusted as described in footnote 4 below.

(4)	The dollar amounts reported in these columns represent the amounts of “compensation actually paid.” The amounts are computed in accordance with Item 402(v) of Regulation S-K by deducting and adding the following amounts from the “Total” column of the SCT (pursuant to SEC rules, fair value at each measurement date is computed in a manner consistent with the fair value methodology used to account for share-based payments in our financial statements under GAAP).

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	2024		2023
SCT Total to CAP Reconciliation	PEO	Other NEOs	PEO	Other NEOs
SCT Total	$2,123,200	$1,772,200	$3,367,200	$370,695
(Deduct): Aggregate value for stock awards and option awards included in SCT Total for the covered fiscal year	(1,220,000)	(1,315,000)	(2,465,000)	(246,500)
Add: Fair value at year end of awards granted during the covered fiscal year that were outstanding and unvested at the covered fiscal year end	33,000	37,500	1,020,000	102,000
Add (Deduct): Year-over-year change in fair value at covered fiscal year end of awards granted in any prior fiscal year that were outstanding and unvested at the covered fiscal year end	(796,000)	-	-	-
Add: Vesting date fair value of awards granted and vested during the covered fiscal year	305,000	328,750	-	-
Add (Deduct): Changes as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied during the covered fiscal year	52,000	-	-	-
CAP Amounts (as calculated)	$497,200	$823,450	$1,922,200	$226,195

(5)

This column shows Total Shareholder Return (“TSR”) on a cumulative basis for each year of the two-year period from 2023 through 2024. Dollar values assume $100 was invested for the cumulative period from December 31, 2023 through December 31, 2024 in the Company. Historical performance is not necessarily indicative of future stock performance.

Pay for Performance Relationship

In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table above.

Compensation Actually Paid and Company TSR

The graph below shows the relationship between (1) compensation actually paid to our PEO and the average of the compensation actually paid to our other NEOs and (2) our cumulative TSR, over the two fiscal years ending December 31, 2024.

Compensation Actually Paid and Net Loss

The graph below shows the relationship between compensation actually paid to our PEO and the average of the compensation actually paid to the Other NEOs and net loss attributable to the Company over the three fiscal years ending December 31, 2024, as reported in the Company consolidated financial statements.

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Director Compensation for 2024

In setting director compensation, the Board considers the significant amount of time that directors expend in fulfilling their duties to the Company. Only non-employee directors are entitled to compensation for Board service.

For the period beginning July 1, 2023 and ending June 30, 2024 (the “2023 Director Period”), our non-employee directors were entitled to receive, at their election, either:

●	a $35,000 annual cash service retainer (to be paid in quarterly installments beginning September 30, 2023); and
●	a stock option to purchase 40,000 shares of the Company’s common stock with an exercise price of $7.31 per share (the closing price of the Company’s common stock on the grant date); vesting in four equal quarterly installments of 10,000 shares over one year, with the first quarterly installment vesting on September 30, 2023 and each additional installment vesting quarterly thereafter, subject to the director’s continued service with the Company on each such vesting date.

For the period beginning July 1, 2024 and ending June 30, 2025 (the “2024 Director Period”), our non-employee directors are entitled to receive:

●	a $35,000 annual cash service retainer (to be paid in quarterly installments beginning September 30, 2024); and
●	a stock option to purchase 70,000 shares of the Company’s common stock with an exercise price of $6.00 per share (the closing price of the Company’s common stock on the grant date); vesting in four equal quarterly installments of 17,500 shares over one year, with the first quarterly installment vesting on September 30, 2024 and each additional installment vesting quarterly thereafter, subject to the director’s continued service with the Company on each such vesting date.

Stock options granted under the director compensation program are granted under the Company’s Amended and Restated 2022 Directors’ Equity Compensation Plan (the “2022 Directors’ Plan”) with an exercise price equal to the Fair Market Value (as such term is defined in the 2022 Directors’ Plan) of our common stock on the date of grant.

We reimburse each non-employee member of our Board for out-of-pocket expenses incurred in connection with attending Board and committee meetings. Non-employee directors do not participate in any nonqualified deferred compensation plan and we do not pay any life insurance policies for the directors.

Name (1)	Fees Earned or Paid in Cash ($)	Option Awards (2) ($)	Total ($)
Jason Barr	17,500	163,000	180,500
Louis Gleckel, MD	26,250	163,000	189,250
Warren Hirsch	26,250	163,000	189,250

(1)	Our employee directors do not receive director fees. Accordingly, Mr. Ted Karkus is not entitled to, and did not receive, any compensation for his service on the Board in 2024.
(2)	For each of the non-employee directors, this amount relates to a stock option to purchase 70,000 shares of the Company’s common stock granted to each of the non-employee directors on March 17, 2024 for the 2024 Director Period. The amounts reported represent the aggregate grant date fair value of the option awards granted to the non-employee directors in March 2024, determined in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used to value the option award granted, see Note 7 “Stockholders’ Equity” to the financial statements included in our 2024 Annual Report.

As of December 31, 2024, Dr. Gleckel held options to purchase an aggregate of 350,000 shares of common stock and Mr. Hirsch held options to purchase an aggregate of 250,000 shares of common stock.

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EQUITY COMPENSATION PLAN INFORMATION

The table below sets forth information with respect to shares of common stock that may be issued under our equity compensation plans issued as of December 31, 2024:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)(2)(3)	3,330,000	$6.74	705,785
Equity compensation plans not approved by security holders(4)	550,000	$6.02	-
Total

(1)	At December 31, 2024, there were 2,286,124 shares of our common stock issuable pursuant to stock options outstanding under the 2022 Plan. At December 31, 2024, there were 1,093,285 shares of common stock that were available for issuance pursuant to the 2022 Plan.

(2)	At December 31, 2024, there were 665,126 shares of our common stock issuable pursuant to stock options outstanding under the 2022 Directors’ Plan. At December 31, 2024, there were 210,000 shares of common stock that were available for issuance pursuant to the 2022 Directors Plan.

(3)	At December 31, 2024, no stock options were outstanding under the 2018 Stock Incentive Plan. At December 31, 2024, there were no shares of common stock that were available for issuance pursuant to the 2018 Stock Incentive Plan.

(4)	Represents the number of shares of our common stock underlying stock option awards granted as inducements material to employees entering into employment with the Company in accordance with Nasdaq Listing Rule 5635(c)(4) and outstanding as of December 31, 2024.

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SECURITY OWNERSHIP

The following table sets forth information regarding ownership of our common stock as of April 29, 2025 by (a) each person known to the Company to own more than 5% of the outstanding shares of our common stock, (b) each director and nominee for director of the Company, (c) the named executive officers for the last completed fiscal year of December 31, 2024 and (d) all directors, nominees, and current executive officers as a group as of April 29, 2025. Unless otherwise indicated, the address of each person or entity listed below is the Company’s principal executive office.

Name of Beneficial Owners	Common Stock Beneficially Owned(1)	Percent of Class (%)(2)
Officers and Directors
Ted Karkus(3)	3,215,329	7.6%
Jed Latkin	—	—
Louis Gleckel, MD(4)	436,340	1.0%
Warren Hirsch(5)	232,500	*
All Current Directors and Executive Officers (4 persons)(6)	4,109,169	9.6%

* Less than 1%

(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 (“Rule 13d-3”) under the Exchange Act, and unless otherwise indicated, represents shares for which the beneficial owner has sole voting and investment power.

(2)	The percentage of class is calculated in accordance with Rule 13d-3 based on 41,879,017 shares outstanding on April 29, 2025. Shares of common stock that a person has the right to acquire within 60 calendar days of April 29, 2025 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all executive officers and directors as a group.

(3)	Includes 138,600 shares held by Mr. Karkus’ son who resides with him and for which Mr. Karkus may be deemed the beneficial owner. Does not include the Unvested Warrants. See Related Party Transactions.

(4)	Includes options to purchase 332,5000 shares that are vested or will vest within 60 days of April 29, 2025.

(5)	Includes options to purchase 232,500 shares that are vested or will vest within 60 days of April 29, 2025.

(6)	Includes options to purchase 990,000 shares that are vested or will vest within 60 days of April 29, 2025.

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MARCH 31, 2025 AUDIT COMMITTEE REPORT

The members of the Audit Committee are Messrs. Hirsch (Chairman) and Dr. Gleckel, who are independent directors and meet the eligibility standards for audit committee service under the rules of the Nasdaq.

Management is responsible for the preparation, presentation and integrity of the Company’s consolidated financial statements and the Company’s internal control over financial reporting. The independent registered public accounting firm of Fruci & Associates II, PLLC is responsible for performing an independent audit of the Company’s consolidated financial statements. Under the guidance of a written charter adopted by the Board, the purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The responsibilities of the Audit Committee include appointing and providing for the compensation of the registered public accounting firm.

In this context, the Audit Committee reports as follows:

1.	The Audit Committee has reviewed and discussed with management the Company’s audited financial statements for the year ended December 31, 2024;

2.	The Audit Committee has discussed with representatives of Fruci & Associates II, PLLC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC;

3.	The Audit Committee also has received and reviewed the written disclosures and the letter from Fruci & Associates II, PLLC required by applicable requirements of the Public Company Accounting Oversight Board regarding such firm’s communications with the Audit Committee concerning independence, and has discussed with such firm its independence;

4.	The Audit Committee also has considered whether the provision by Fruci & Associates II, PLLC of non-audit services to the Company is compatible with maintaining Fruci & Associates II, PLLC’s independence; and

5.	The Audit Committee also has instructed the registered public accounting firm that the Audit Committee expects to be advised if there are any subjects that require special attention.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC.

Audit Committee

Warren Hirsch (Chairman)
Louis Gleckel, MD

The foregoing report of the Audit Committee shall not be deemed filed with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934, nor shall such report be incorporated by reference by any general statement incorporating by reference this proxy statement or future filings into any filing under such Acts except to the extent that the Company specifically incorporates such report by reference.

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Audit and NON-Audit Fees

The table set forth below lists the fees billed to the Company by Fruci & Associates II, PLLC, the Company’s current principal accountant for 2024 and Morison Cogen LLP, the Company’s former principal accountant, for 2023 and the first three quarter of 2024, as described below.

Description	2023	2022
Audit fees(1)	$454,000	$271,000
Audit-related fees(2)	26,500	75,400
Tax fees	—	—
All other fees	—	—
Total	$480,500	$346,000

(1)	Audit fees consist of fees related to the audit of our annual financial statements and reviews of our quarterly financial statements.

(2)	Audit-related fees consist of fees related to comfort letter procedures and the provision of an audit opinion given in connection with our transition of auditors. For 2024, the $7,500 in fees billed were billed by Morison Cogen LLP. For 023, the $75,400 in fees billed were by Marcum who merged with Friedman LLP in September of 2022.

The Audit Committee reviews and pre-approves all audit and non-audit services to be provided by the independent auditor (other than with respect to the de minimis exceptions permitted under applicable law). This duty may be delegated to one or more designated members of the Audit Committee with any such pre-approval reported to the Audit Committee at its next regularly scheduled meeting.

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PROPOSAL 2 - RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

Upon the recommendation of our Audit Committee, the Board has appointed Fruci & Associates II, PLLC as the Company’s independent public auditor for the fiscal year ending December 31, 2025. Although the selection of auditor does not require ratification, the Board has directed that the appointment of Morison Cogen LLP be submitted to stockholders for ratification due to the significance of their appointment to the Company. We do not expect a representative of Fruci & Associates II, PLLC to attend the Annual Meeting.

Required Vote

Approval of the ratification of our independent registered public accounting firm will require the affirmative vote of a majority of the votes cast on such proposal by the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. A quorum must be present at the Annual Meeting for a valid vote.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS, UPON THE RECOMMENDATION OF THE AUDIT COMMITTEE, RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF FRUCI & ASSOCIATES II, PLLC AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025. PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THE RATIFICATION OF FRUCI & ASSOCIATES II, PLLC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

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PROPOSAL 3 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

Background

Section 14A of the Exchange Act, which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that, not less frequently than once every three years, we provide stockholders with an advisory vote on the compensation of our named executive officers as disclosed herein. Accordingly, we are requesting your advisory (non-binding) approval of the compensation of our named executive officers as disclosed in the compensation tables and related narrative disclosures in this Proxy Statement. This advisory vote is commonly referred to as a “Say-on-Pay” vote. Please read the executive compensation section of this Proxy Statement for a detailed discussion about our executive compensation programs, including information about the compensation of our named executive officers for fiscal years 2024 and 2023.

Our compensation program is designed to reward each individual named executive officer’s contribution to the advancement of our overall performance and execution of our goals, ideas and objectives. It is designed to reward and encourage exceptional performance at the individual level in the areas of organization, creativity and responsibility while supporting our core values and ambitions. This in turn aligns the interest of our executive officers with the interests of our stockholders, and thus with our interests.

Our Compensation Committee and our Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our goals.

We are asking you to indicate your support for the compensation of our named executive officers as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, our general compensation policies, the compensation of our Board, or our compensation policies as they relate to risk management. Rather, this vote relates to the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we are asking you to vote, on an advisory basis, “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders of ProPhase Labs, Inc. (the “Company”) hereby approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and related narrative disclosures in this Proxy Statement.”

As an advisory vote, this proposal is not binding on the Company, and will not require us to take any action or overrule any decisions we have made. Furthermore, because this advisory vote primarily relates to compensation that has already been paid or contractually committed to our named executive officers, there is generally no opportunity for us to revisit these decisions. However, our Board, including our Compensation Committee, values the opinions of our stockholders and, to the extent there is any significant vote against the compensation of named executive officers as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and evaluate what actions, if any, may be appropriate to address those concerns.

Required Vote

The number of votes cast “FOR” must be a majority of the votes cast by the shares present in person or represented by proxy at the Annual Meeting and entitled to vote.

Recommendation of the Board of Directors

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE FOREGOING RESOLUTION. PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

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PROPOSAL 4 - ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES
ON EXECUTIVE COMPENSATION

As described in Proposal No. 3, stockholders are being provided the opportunity to cast an advisory vote on our executive compensation program, commonly referred to as a “Say-on-Pay Vote.” This Proposal No. 4 affords stockholders the opportunity to cast an advisory vote on how often we should include a Say-on-Pay Vote in our proxy materials for future annual stockholder meetings. Stockholders may vote to have the Say-on-Pay Vote held every year, every two years or every three years. Currently, our stockholders are afforded a Say-on-Pay Vote once every three years.

Accordingly, we are requesting an advisory, non-binding vote on how frequently we should seek an advisory Say-on-Pay vote from our stockholders. This advisory vote is commonly referred to as a “Say-on-Frequency” vote. You have the option to vote for any one of the three options, or to abstain on the matter. For the reasons described below, our Board recommends that our stockholders select a frequency of three years, or a triennial vote. Our Board has determined that an advisory vote on executive compensation every three years continues to be the best approach for us based on a number of considerations, including the following:

●	Our compensation program does not change significantly from year to year and is designed to induce performance over a multi-year period;

●	A three-year vote cycle gives our Board and our Compensation Committee sufficient time to thoughtfully consider the results of the advisory vote, to engage with stockholders to understand and respond to the vote results and effectively implement any appropriate changes to our executive compensation policies and procedures;

●	A three-year vote cycle will provide stockholders with a more complete view of the amount and mix of components of the compensation paid to our named executive officers; and

●	A triennial vote, while less frequent than Choices 1 or 2, would still provide a regular, consistent means for the Company’s stockholders to provide feedback to the Board regarding the Company’s executive compensation programs.

Our stockholders also have the opportunity to provide additional feedback on important matters involving executive compensation even in the years when Say-on-Pay votes do not occur. For example, the rules of Nasdaq require that we seek stockholder approval for new employee equity compensation plans and material revisions thereto. Further, as discussed above under “Procedures for Contacting Directors,” we provide stockholders with an opportunity to communicate directly with our Board, including on issues of executive compensation.

We understand that our stockholders may have different views as to what is the best approach for us, and we look forward to hearing from our stockholders on this Proposal No. 4. You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years, or abstain from voting when you vote in response to the resolution set forth below:

You are not voting to approve or disapprove our Board’s recommendation. While this advisory Say-on-Frequency vote is non-binding on us, and we may hold the Say-on-Pay vote more or less frequently than the preference receiving the highest number of votes of our stockholders, our Board and Compensation Committee will give careful consideration to the choice that receives the most votes when considering the frequency of future Say-on-Pay Votes.

Vote Required

The option receiving the greatest number of votes will be considered the frequency recommended by the stockholders.

Recommendation of the Board of Directors

OUR BOARD UNANIMOUSLY RECOMMENDS THAT AN ADVISORY VOTE REGARDING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS BE INCLUDED IN THE COMPANY’S PROXY STATEMENT FOR STOCKHOLDER CONSIDERATION ONCE EVERY THREE CALENDAR YEARS. PROXIES WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

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OTHER INFORMATION

Attending the Annual Meeting

The Annual Meeting will take place at 273 Merrick Road, Lynbrook, NY 11563, on Thursday, July 18, 2025, at 4:00 p.m., Eastern Time. If you have questions about attending the Annual Meeting, please contact the Company by phone at (516) 464-6121.

Stockholder Proposals

The Company’s Bylaws provide that advance notice of a stockholder’s proposal must be delivered to the Secretary of the Company at the Company’s principal executive offices not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the 90th day prior to such annual meeting, or, if such meeting is announced later than the 90th day prior to the date of such meeting, the 10th day following the day on which public disclosure of the date of such annual meeting was first made.

Other than a proposal made pursuant to rule 14a-8, each stockholder making a proposal must provide, (a) the name and address of such person (including, if applicable, the name and address that appear on the company’s books and records); and (b) the class or series and number of shares of the company that are, directly or indirectly, owned of record or beneficially owned (within the meaning of rule 13d-3 under the exchange act) by such person, except that such person will in all events be deemed to beneficially own any shares of any class or series of the company as to which such person has a right to acquire beneficial ownership at any time in the future. in addition, each person must provide information relating to their derivative and short positions in the company’s securities, as set out in the company’s bylaws.

Other than with respect to a proposal made pursuant to rule 14a-8, as to each item of business that the stockholder proposes to bring before the annual meeting, such stockholder must provide (a) a reasonably brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of the stockholder, (b) the text of the proposal or business (including the text of any resolutions proposed for consideration), and (c) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the proposing stockholders or (y) between or among any proposing stockholder and any other record or beneficial holder of the shares of any class or series of the Company (including their names) in connection with the proposal of such business by such stockholder.

A copy of the full text of the provisions of the Company’s Bylaws dealing with stockholder proposals is available to stockholders from the Secretary of the Company upon written request and an electronic copy of which is available at the SEC’s website located at www.sec.gov. For business or nominations intended to be brought to the 2026 Annual Meeting of Stockholders, the notice deadline is prior to April 19, 2026 but not earlier than March 20, 2026. Stockholder proposals or director nominations submitted outside these dates may not be presented at the 2026 Annual Meeting of Stockholders.

Under the rules of the SEC, stockholders who wish to submit proposals for inclusion in the Proxy Statement for the 2026 Annual Meeting of Stockholders must submit such proposals to the Company by February 20, 2026. Please address such proposals to: Corporate Secretary, ProPhase Labs, Inc., 626 RXR Plaza, 6th Floor, Uniondale, New York 11556.

In addition to satisfying the foregoing requirements under the Company’s Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than 60 calendar days prior to the anniversary of the previous year’s annual meeting date, which would be May 19, 2025 for the 2026 annual meeting; provided, however, that if the date of the meeting has changed by more than 30 calendar days from the previous year, then notice must be provided by the later of 60 calendar days prior to the date of the annual meeting or the 10th calendar day following the day on which public announcement of the date of the annual meeting is first made by us.

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Expenses and Solicitation

All expenses in connection with this solicitation will be borne by the Company. In addition to the use of the mail, proxy solicitation may be made by telephone, telegraph and personal interview by officers, directors and employees of the Company. The Company will, upon request, reimburse brokerage houses and persons holding shares in the names of their nominees for their reasonable expenses in sending soliciting material to their principals.

Householding of Proxy Materials

In some cases, only one copy of this Proxy Statement and our 2024 Annual Report is being delivered to multiple stockholders sharing an address. However, this delivery method, called “householding,” is not being used if the Company has received contrary instructions from one or more of the stockholders. The Company will deliver promptly, upon written or oral request, a separate copy of this Proxy Statement and our 2024 Annual Report to a stockholder at a shared address to which a single copy of the documents were delivered. To obtain a separate copy of our Proxy Statement and our 2024 Annual Report, send such request to Lance Bisesar, Controller, at our offices located at 626 RXR Plaza, 6th Floor, Uniondale, New York 11556.

Other Business

The Board knows of no business that will be presented for consideration at the meeting other than those items stated above. If any other business should come before the Annual Meeting, votes may be cast pursuant to Proxies in respect to any such business in the best judgment of the person or persons acting under the Proxies. The final results of the balloting at the Annual Meeting will appear in the Company’s Current Report on Form 8-K within four business days of the meeting.

This Proxy Statement, the Notice of Annual Meeting, and the Company’s 2024 Annual Report are available online at: www.proxyvote.com.

YOUR VOTE IS IMPORTANT!

You are cordially invited to attend the Annual Meeting. However, to ensure that your shares are represented at the meeting, please submit your proxy card or voting instructions by mail. Please see the instructions on the proxy card and voting instruction card. Submitting a proxy card or voting instructions will not prevent you from attending the Annual Meeting and voting in person, if you so desire, but will help the Company secure a quorum and reduce the expense of additional proxy solicitation.

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SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V76622-P35864

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PROPHASE LABS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. The election of the four director nominees named in the Proxy Statement to the Board (Proposal 1); and	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Ted Karkus
02) Louis Gleckel, MD
03) Warren Hirsch
04) Carolina Abenante, Esq.

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain
3. An advisory vote to approve executive compensation (Proposal 3).	☐	☐	☐

The Board of Directors recommends you vote 3 YEARS on the following proposal:	1 Year	2 Years	3 Years	Abstain
4. An advisory vote on the frequency of future advisory votes to approve executive compensation (Proposal 4).	☐	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V76623-P35864

PROPHASE LABS, INC.
ANNUAL MEETING OF STOCKHOLDERS
JULY 18, 2025 4:00 P.M., EASTERN TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Ted Karkus and Lance Bisesar, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of PROPHASE LABS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 4:00 p.m., Eastern Time, on Friday, July 18, 2025, at 273 Merrick Road, Lynbrook, NY 11563, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side